Entergy
639 Loyola Avenue
New Orleans, LA  70113

News Release

Date:	Aug. 3, 2010
For Release:	Immediately
Contact:	Chanel Lagarde (News Media) (504) 576-4238 clagar1@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Exhibit 99.2
Entergy Reports Second Quarter Earnings

New Orleans, La.  Entergy Corporation (NYSE:ETR) today reported second quarter 2010 as-reported earnings of $315.3 million, or $1.65 per share, compared with $226.8 million, or $1.14 per share, for second quarter 2009. On an operational basis, Entergy’s second quarter 2010 earnings were $325.7 million, or $1.71 per share, compared with $244.0 million, or $1.23 per share, in second quarter 2009.

Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2010 vs. 2009
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
As-Reported Earnings	1.65	1.14	0.51	2.77	2.35	0.42
Less Special Items	(0.06)	(0.09)	0.03	(0.26)	(0.17)	(0.09)
Operational Earnings	1.71	1.23	0.48	3.03	2.52	0.51

            *GAAP refers to United States generally accepted accounting principles.

Operational Earnings Highlights for Second Quarter 2010

•
Utility’s results were higher due primarily to higher net revenue from increased sales volumes across all customer classes, including the effect of warmer-than-normal weather, and previous rate actions.

•
Entergy Nuclear’s earnings increased as a result of higher net revenue resulting primarily from higher generation due to fewer planned and unplanned outage days and the absence of significant impairments associated with decommissioning trusts recorded in second quarter 2009.

•	Parent & Other’s results were lower due primarily to higher income tax expense on Parent & Other activities.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

“While the national economy continues to produce mixed results, both our utility and  non-utility nuclear businesses are delivering solid performance through our focus on operational excellence, attentive management of risk and our strong cash position,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer. “Even as we achieve near-term success in this uncertain economic climate, we continue to plan and execute with the long-term goal of producing sustained value for all of our stakeholders.”

Other Business Highlights

•	The Arkansas Public Service Commission approved a unanimous settlement agreement reflecting a rate increase of approximately $63.7 million for Entergy Arkansas.
•	Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC received over $700 million of storm financing proceeds, including $290 million in storm reserves.
•	Vermont Yankee operated for 532 consecutive days prior to its planned refueling outage, its second such breaker-to-breaker run in the past four and a half years.
•
Employees at the Palisades Power Plant took home the highest honor in the Nuclear Energy Institute’s annual Top Industry Practice Awards, the B. Ralph Sylvia “Best of the Best” Award, over 14 other category winners.

Entergy will host a teleconference to discuss this release at 10 a.m. CT on Tuesday, Aug. 3, 2010, with access by telephone, 719-457-2080, confirmation code 1327346. The call and presentation slides can also be accessed via Entergy’s website at www.entergy.com. A replay of the teleconference will be available through Aug. 10, 2010, by dialing 719-457-0820, confirmation code 1327346. The replay will also be available on Entergy’s website at www.entergy.com.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

Utility

In second quarter 2010, Utility’s as-reported and operational earnings were $225.8 million, or $1.18 per share, compared to $147.2 million, or 74 cents per share, on the same bases in second quarter 2009. Earnings for the Utility in the current quarter reflect higher net revenue due to increased sales across all customer classes and rate adjustments at Entergy Gulf States Louisiana, Entergy Louisiana and Entergy Mississippi under their formula rate plans. In addition, second quarter 2009 results included a regulatory charge at Entergy Texas associated with a May 2009 Federal Energy Regulatory Commission Order. Partially offsetting higher Utility net revenue was an increase in interest expense on higher debt borrowings.

Residential sales in second quarter 2010, on a weather-adjusted basis, increased 2.1 percent compared to second quarter 2009. Commercial and governmental sales, on a weather-adjusted basis, increased 1.5 percent quarter over quarter. Industrial sales in the second quarter increased 12.2 percent compared to the same quarter of 2009.

Residential, commercial and industrial classes reflected sales growth with a continuation of the recovery in economic activity evidenced earlier this year in Entergy’s service territory. The improvement in industrial sales in second quarter 2010 was driven by the need to build inventories, a rebound in the auto industry and rising exports with the chemicals, refineries and primary metals sectors realizing most of the benefits. Some declines in pipelines and pulp and paper partially offset an otherwise robust recovery in the industrial base. Small and mid-sized industrial customers continued to see recovery benefiting from global industrial expansion. Warmer-than-normal weather also contributed to the increase in sales volume.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

Entergy Nuclear

Entergy Nuclear earned $119.5 million, or 63 cents per share, on an as-reported basis in second quarter 2010, compared to as-reported earnings of $80.2 million, or 40 cents per share, in second quarter 2009. On an operational basis, second quarter 2010 Entergy Nuclear’s earnings were $134.0 million, or 71 cents per share, versus $95.3 million, or 48 cents per share, in the second quarter of the prior year. Entergy Nuclear’s operational earnings increased as a result of higher net revenue due primarily to higher generation resulting from fewer planned and unplanned outages. Also, contributing to the increase in earnings was the absence of significant impairments associated with decommissioning trusts recorded in second quarter 2009. Partially offsetting the increase was lower pricing and higher non-fuel operation and maintenance expense due primarily to tritium remediation work at the Vermont Yankee site, a lower amount deferred for later amortization due to fewer refueling outage days and higher pension and benefits expense.

Parent & Other

Parent & Other reported a loss of $30.1 million, or 16 cents per share, on an as-reported basis in second quarter 2010 compared to an as-reported loss of $0.6 million, or less than 1 cent per share, in second quarter 2009. On an operational basis, Parent & Other reported a loss of $34.1 million, or 18 cents per share, in the current quarter and earnings of $1.4 million, or 1 cent per share, in second quarter 2009. Higher income tax expense on Parent & Other activities was the primary factor driving results for the quarter.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

Outlook

Entergy affirmed its earnings guidance ranges of $5.95 to $6.80 per share on an as-reported basis and $6.40 to $7.20 per share on an operational basis. On April 15, 2010, Entergy revised its 2010 as-reported earnings guidance to a range of $5.95 to $6.80 per share from $6.15 to $6.95 per share to reflect the potential charge in connection with the previously announced business unwind of the internal organizations created for Enexus Energy Corporation and EquaGen LLC. This charge will be classified as a special item in 2010, and therefore is excluded from the operational earnings per share guidance range. The total potential charge estimated at $0.40 to $0.45 per share as of April 2010, includes previously identified special items for spin-off dis-synergies and expenses for outside services provided to pursue the spin-off, for which $0.25 per share had already been reflected in as-reported earnings guidance. Entergy has initiated efforts to eliminate spin-off dis-synergies as soon as possible during 2010.

Overarching Financial Aspiration

Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return. The company believes top-quartile total shareholder returns are achieved by:

•	Operating the business with the highest expectations and standards,
•	Executing on earnings growth opportunities while managing commodity and other business risks,
•	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.,
•	Maintaining credit quality and flexibility,
•	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements, and
•	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point-of-view.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

Long-term Financial Outlook

Over the next five years, Entergy believes it offers a competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets. The expected current long-term financial outlook (prepared April 2010) includes the following:

Earnings:

•	Utility net income: 5 to 6 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).
•
Entergy Nuclear results:  Revenue projections over the next five years are expected to routinely fluctuate based on commodity markets – one of the most important fundamental drivers for this business. While current forward power prices would show a decline in the long-term financial outlook for this business compared to 2010, Entergy Nuclear offers a valuable option taking into consideration the contango forward curve and the potential positive effects of an economic rebound (on market heat rates, capacity markets and natural gas prices), new environmental legislation and / or regulation over the longer term.

•
Corporate results:  Results will vary depending upon factors including future effective income tax and interest rates, the amount of share repurchases and the ability to achieve the targeted break-even financial results for the non-nuclear wholesale assets business.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

Capital deployment:

•
A balanced capital investment / return program. Entergy continues to see productive investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Nuclear that supports continued safe, secure and reliable operations and opportunistic investments. Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program. Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases. Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $5 billion over the next five years under the current long-term business outlook. The amount of share repurchases may vary as a result of material changes in business results or capital spending or new investment opportunities.

Credit quality:

•	Strong liquidity.
•	Solid credit metrics that support ready access to capital on reasonable terms.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $10 billion and more than 15,000 employees.

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Entergy News Release: Entergy Reports Second Quarter Earnings

Aug. 3, 2010

Additional information regarding Entergy’s quarterly results of operations, regulatory proceedings and other operations is available in Entergy’s investor news release dated Aug. 3, 2010, a copy of which has been filed today with the Securities and Exchange Commission on Form 8-K and is available on Entergy’s investor relations website at www.entergy.com/investor_relations.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended December 31, 2009, (ii) Entergy’s Form 10-Q for the quarter ended March 31, 2010, and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934, (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms, (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs, (d) nuclear operating and regulatory risks, and (e) legislative and regulatory actions, and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and in subsequent securities filings.

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Appendix A provides a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2010 vs. 2009
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
As-Reported
Utility	1.18	0.74	0.44	1.91	1.31	0.60
Entergy Nuclear	0.63	0.40	0.23	1.12	1.32	(0.20)
Parent & Other	(0.16)	-	(0.16)	(0.26)	(0.28)	0.02
Consolidated As-Reported Earnings	1.65	1.14	0.51	2.77	2.35	0.42

Less Special Items
Utility	-	-	-	-	-	-
Entergy Nuclear	(0.08)	(0.08)	-	(0.36)	(0.11)	(0.25)
Parent & Other	0.02	(0.01)	0.03	0.10	(0.06)	0.16
Consolidated Special Items	(0.06)	(0.09)	0.03	(0.26)	(0.17)	(0.09)

Operational
Utility	1.18	0.74	0.44	1.91	1.31	0.60
Entergy Nuclear	0.71	0.48	0.23	1.48	1.43	0.05
Parent & Other	(0.18)	0.01	(0.19)	(0.36)	(0.22)	(0.14)
Consolidated Operational Earnings	1.71	1.23	0.48	3.03	2.52	0.51

Entergy Corporation
Consolidated Income Statement
Three Months Ended June 30
(in thousands)

	2010	2009	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Electric	$2,214,108	$1,918,446	15.4
Natural gas	31,136	28,834	8.0
Competitive businesses	617,706	573,509	7.7
Total	2,862,950	2,520,789	13.6
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	631,546	521,071	21.2
Purchased power	416,458	322,919	29.0
Nuclear refueling outage expenses	64,221	60,234	6.6
Other operation and maintenance	700,204	696,345	0.6
Decommissioning	52,467	49,307	6.4
Taxes other than income taxes	126,968	122,401	3.7
Depreciation and amortization	255,567	260,689	(2.0)
Other regulatory charges (credits) – net	(10,722)	13,327	(180.5)
Total	2,236,709	2,046,293	9.3
Operating Income	626,241	474,496	32.0
Other Income (Deductions):
Allowance for equity funds used during construction	17,630	15,782	11.7
Interest and dividend income	35,792	58,892	(39.2)
Other than temporary impairment losses	(837)	(69,203)	(98.8)
Miscellaneous - net	(16,780)	(13,354)	25.7
Total	35,805	(7,883)	(554.2)
Interest and Other Charges:
Interest on long-term debt	127,302	125,157	1.7
Other interest - net	20,877	27,487	(24.0)
Allowance for borrowed funds used during construction	(10,323)	(8,483)	21.7
Total	137,856	144,161	(4.4)
Income Before Income Taxes	524,190	322,452	62.6
Income Taxes	203,907	90,641	125.0
Consolidated Net Income	320,283	231,811	38.2
Preferred Dividend Requirements of Subsidiaries	5,017	4,998	0.4
Net Income Attributable to Entergy Corporation	$315,266	$226,813	39.0

Earnings Per Average Common Share
Basic	$1.67	$1.16	44.0
Diluted	$1.65	$1.14	44.7

Average Number of Common Shares Outstanding - Basic	188,776,240	196,105,002
Average Number of Common Shares Outstanding - Diluted	190,717,958	198,243,169

Entergy Corporation
Consolidated Income Statement
Six Months Ended June 30
(in thousands)

	2010	2009	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Electric	$4,221,038	$3,945,363	7.0
Natural gas	127,163	102,884	23.6
Competitive businesses	1,274,095	1,261,654	1.0
Total	5,622,296	5,309,901	5.9
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	1,190,214	1,367,060	(12.9)
Purchased power	891,361	646,174	37.9
Nuclear refueling outage expenses	126,510	117,013	8.1
Other operation and maintenance	1,402,692	1,341,389	4.6
Decommissioning	104,043	98,050	6.1
Taxes other than income taxes	262,380	256,798	2.2
Depreciation and amortization	524,771	518,541	1.2
Other regulatory charges (credits) – net	17,370	(16,147)	(207.6)
Total	4,519,341	4,328,878	4.4
Operating Income	1,102,955	981,023	12.4
Other Income (Deductions):
Allowance for equity funds used during construction	30,926	32,730	(5.5)
Interest and dividend income	84,213	105,278	(20.0)
Other than temporary impairment losses	(1,049)	(84,939)	(98.8)
Miscellaneous - net	(17,302)	(26,653)	(35.1)
Total	96,788	26,416	266.4
Interest and Other Charges:
Interest on long-term debt	294,237	253,123	16.2
Other interest - net	33,142	46,780	(29.2)
Allowance for borrowed funds used during construction	(18,325)	(18,294)	0.2
Total	309,054	281,609	9.7
Income Before Income Taxes	890,689	725,830	22.7
Income Taxes	351,592	253,686	38.6
Consolidated Net Income	539,097	472,144	14.2
Preferred Dividend Requirements of Subsidiaries	10,033	9,996	0.4
Net Income Attributable to Entergy Corporation	$529,064	$462,148	14.5

Earnings Per Average Common Share
Basic	$2.80	$2.38	17.6
Diluted	$2.77	$2.35	17.9

Average Number of Common Shares Outstanding - Basic	188,988,284	194,359,001
Average Number of Common Shares Outstanding - Diluted	190,999,699	198,150,768

Entergy Corporation
Utility Electric Energy Sales & Customers

Three Months Ended June 30

	2010	2009	% Change	% Weather-Adjusted
	(Millions of KWh)
Electric Energy Sales:
Residential	7,705	7,100	8.5	2.1
Commercial	6,803	6,518	4.4	1.7
Governmental	581	577	0.7	(0.1)
Industrial	9,862	8,790	12.2	12.2
Total to Ultimate Customers	24,951	22,985	8.6	5.8
Wholesale	971	1,313	(26.0)
Total Sales	25,922	24,298	6.7

Six Months Ended June 30
	2010	2009	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	17,350	14,992	15.7	3.0
Commercial	13,275	12,711	4.4	2.3
Governmental	1,173	1,140	2.9	3.2
Industrial	18,596	16,929	9.8	9.8
Total to Ultimate Customers	50,394	45,772	10.1	5.3
Wholesale	2,287	2,700	(15.3)
Total Sales	52,681	48,472	8.7

June 30

	2010	2009	% Change
Electric Customers (End of period):
Residential	2,351,556	2,330,337	0.9
Commercial	334,179	330,891	1.0
Governmental	16,134	15,523	3.9
Industrial	45,841	43,864	4.5
Total Ultimate Customers	2,747,710	2,720,615	1.0
Wholesale	25	33	(24.2)
Total Customers	2,747,735	2,720,648	1.0